Axos Q4 Fiscal 2024 Earnings Supplement NYSE: AXJuly 30, 2024

2 Loan Growth by Category $ Millions SF Warehouse Lending Multifamily Small Balance Commercial Jumbo Mortgage Asset-Based and Cash Flow Lending Lender Finance Non-RE Capital Call Facilities Auto Unsecured/OD Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Loans Inc (Dec)Q3 FY24Q4 FY24 $ (42)$ 3,964$ 3,922 98159257 (122)2,6632,541 (17)1,3381,321 (31)5,2205,189 207693900 82,3202,328 1801,6171,797 2258911,116 (13)399386 (7)5144 —22 $ 486$ 19,317$ 19,803 Lender Finance RE CRE Specialty Other Auto & Consumer

3 FDIC Loan Purchase Metrics as of June 30, 2024 Remaining Term (Months) Weighted- Average LTV Weighted- Average Yield Before Accretion of Discount Unpaid Principal Balance (mm) Loan Type 4452.1%7.5%$ 239Office 1538.54.2122Data Center 1728.68.644Land 1251.06.850Other 8970.36.938Industrial 3357.47.434Mixed Use 3349.17.727Retail 3548.5%6.8%554Total CRE 13761.16.7349Residential 9173.67.2328 Rent-stabilized / Rent- controlled Multifamily1 11567.2%6.9%677Total Multifamily 7958.8%6.9%$ 1,231Total Note 1: 1,456 units out of 1,457 total units are rent-stabilized; only 1 is rent-controlled On December 7, 2023, Axos completed a purchase of $1.25 billion of loans from the FDIC at a 37% discount.

4 Commercial Real Estate Specialty1 Detail as of June 30, 2024 Non-Accrual Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $ 1139%$ 1,946Multifamily —401,021Hotel 1543710SFR —48536Industrial —32451Other —35302Office —46223Retail $ 2640%$ 5,189Total Note 1: Includes Commercial Real Estate Specialty loan portfolio only. LTV Distribution

5 Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types *Excludes SF Warehouse Lending and Equipment Leasing. The years to repricing assumes no loan prepayments and reflects only contractual terms. Of the fixed and hybrid rate loan balances in our portfolio at June 30, 2024, 62% will reprice within 3 years and 91% will reprice within 5 years Interest Rate Components of Loan & Lease Portfolio As of June 30, 2024 100%99%91%62%38%22%12% Years

6 Diversified Deposit Gathering Approximately 90% of deposits are FDIC-insured or collateralized Deposit balances as of June 30, 2024 Note 1: Excludes approximately $550 million of off-balance sheet deposits Note 2: Excludes approximately $700 million of client deposits held at other banks › Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.1B Consumer Direct $11.6B Specialty Deposits $1.5B2 Distribution Partners $0.5B Axos Securities $0.8B1 Small Business Banking $0.4B Commercial & Treasury Management $3.5B Diversified Deposit Gathering Business Lines

7 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL 5.5

8 Allowance for Credit Losses (ACL) by Loan Category as of June 30, 2024 $ Millions ACL %ACLLoan Balance 0.4%$ 17$ 4,179 1.8%713,862 1.4%886,089 1.5%765,241 2.1%9432 1.3%$ 261$ 19,803 Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Loans

9 Credit Quality ($ millions) %Non-Accrual LoansLoans O/SJune 30, 2024 1.10%$ 46$ 4,179Single Family-Mortgage & Warehouse 0.91353,862Multifamily and Commercial Mortgage 0.43266,089Commercial Real Estate 0.0845,241Commercial & Industrial - Non-RE 0.472432Auto & Consumer 0.57%$ 113$ 19,803Total %Non-Accrual LoansLoans O/SMarch 31, 2024 1.24%$ 51$ 4,123Single Family-Mortgage & Warehouse 0.97394,001Multifamily and Commercial Mortgage 0.44265,913Commercial Real Estate 0.0844,828Commercial & Industrial - Non-RE 0.442452Auto & Consumer 0.63%$ 122$ 19,317Total %Non-Accrual LoansLoans O/SJune 30, 2023 0.74%$ 31$ 4,174Single Family-Mortgage & Warehouse 1.14353,082Multifamily and Commercial Mortgage 0.24156,200Commercial Real Estate 0.1132,640Commercial & Industrial - Non-RE 0.543556Auto & Consumer 0.52%$ 87$ 16,652Total

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Selected Balance Sheet Data:					
Total assets	$ 22,855,334	$ 22,642,133	$ 21,623,764	$ 20,825,206	$ 20,348,469
Loans—net of allowance for credit losses	19,231,385	18,733,455	18,264,354	16,955,041	16,456,728
Loans held for sale, carried at fair value	16,482	16,239	13,468	8,014	23,203
Loans held for sale, lower of cost or fair value	—	—	—	—	776
Allowance for credit losses	260,542	257,522	251,749	170,870	166,680
Securities—trading	353	592	329	640	758
Securities—available-for-sale	141,611	207,582	239,812	236,726	232,350
Securities borrowed	67,212	105,853	145,176	96,424	134,339
Customer, broker-dealer and clearing receivables	240,028	292,630	265,857	285,423	374,074
Total deposits	19,359,217	19,103,532	18,203,912	17,565,741	17,123,108
Advances from the FHLB	90,000	90,000	90,000	90,000	90,000
Borrowings, subordinated notes and debentures	325,679	330,389	341,086	447,733	361,779
Securities loaned	74,177	119,800	155,492	116,446	159,832
Customer, broker-dealer and clearing payables	301,127	387,176	368,885	341,915	445,477
Total stockholders' equity	2,290,596	2,196,293	2,078,224	1,976,208	1,917,159
Capital Ratios:					
Equity to assets at end of period	10.02 %	9.70 %	9.61 %	9.49 %	9.42 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	9.43 %	9.33 %	9.39 %	9.27 %	8.96 %
Common equity tier 1 capital (to risk-weighted assets)	12.01 %	11.47 %	10.97 %	11.11 %	10.94 %
Tier 1 capital (to risk-weighted assets)	12.01 %	11.47 %	10.97 %	11.11 %	10.94 %
Total capital (to risk-weighted assets)	14.84 %	14.26 %	13.79 %	14.06 %	13.82 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	9.74 %	9.86 %	10.22 %	9.99 %	9.68 %
Common equity tier 1 capital (to risk-weighted assets)	12.74 %	12.47 %	12.26 %	11.69 %	11.63 %
Tier 1 capital (to risk-weighted assets)	12.74 %	12.47 %	12.26 %	11.69 %	11.63 %
Total capital (to risk-weighted assets)	13.81 %	13.49 %	13.25 %	12.65 %	12.50 %
Axos Clearing LLC:					
Net capital	$ 101,462	$ 102,963	$ 103,454	$ 101,391	$ 35,221
Excess capital	$ 96,654	$ 97,646	$ 98,397	$ 96,211	$ 29,905
Net capital as a percentage of aggregate debit items	42.21 %	38.73 %	40.92 %	39.14 %	13.25 %
Net capital in excess of 5% aggregate debit items	$ 89,442	$ 89,671	$ 90,812	$ 88,440	$ 21,930

10

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or For The Three Months Ended				
	June 30, 2024	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**
Selected Income Statement Data:					
Interest and dividend income	$ 453,428	$ 443,564	$ 394,663	$ 363,952	$ 346,430
Interest expense	193,366	181,958	166,057	152,797	142,676
Net interest income	260,062	261,606	228,606	211,155	203,754
Provision for credit losses	6,000	6,000	13,500	7,000	7,000
Net interest income, after provision for credit losses	254,062	255,606	215,106	204,155	196,754
Non-interest income	30,861	33,163	124,129	34,507	32,705
Non-interest expense	140,535	133,228	121,839	120,506	112,456
Income before income taxes	144,388	155,541	217,396	118,156	117,003
Income taxes	39,516	44,821	65,625	35,511	29,647
Net income	$ 104,872	$ 110,720	$ 151,771	$ 82,645	$ 87,356
Per Common Share Data:					
Net income:					
Basic	$ 1.84	$ 1.94	$ 2.65	$ 1.40	$ 1.48
Diluted	$ 1.80	$ 1.91	$ 2.62	$ 1.38	$ 1.46
Adjusted earnings per common share (Non-GAAP)[1]	$ 1.83	$ 1.94	$ 1.60	$ 1.41	$ 1.50
Book value per common share	$ 40.26	$ 38.48	$ 36.53	$ 33.78	$ 32.53
Tangible book value per common share (Non-GAAP)[1]	$ 37.26	$ 35.46	$ 33.45	$ 30.72	$ 29.51
Weighted average number of common shares outstanding:					
Basic	56,938,405	56,932,050	57,216,621	58,949,038	58,981,372
Diluted	58,164,623	58,037,698	57,932,834	59,808,322	59,707,871
Common shares outstanding at end of period	56,894,565	57,079,429	56,898,377	58,503,976	58,943,035
Common shares issued at end of period	70,221,632	70,033,523	69,828,709	69,826,263	69,465,446
Performance Ratios and Other Data:					
Loan originations for investment	$ 2,451,410	$ 2,801,110	$ 2,739,261	$ 2,605,332	$ 2,216,764
Loan originations for sale	52,574	47,821	44,325	52,858	64,154
Loan purchases	430	—	789,516	51,892	650
Return on average assets	1.81 %	1.98 %	2.90 %	1.64 %	1.73 %
Return on average common stockholders' equity	18.81 %	20.71 %	30.39 %	16.91 %	18.60 %
Interest rate spread[2]	3.63 %	3.88 %	3.58 %	3.37 %	3.20 %
Net interest margin[3]	4.65 %	4.87 %	4.55 %	4.36 %	4.19 %
Net interest margin[3] – Banking Business Segment	4.68 %	4.92 %	4.62 %	4.46 %	4.26 %
Efficiency ratio[4]	48.31 %	45.20 %	34.54 %	49.05 %	47.56 %
Efficiency ratio[4] – Banking Business Segment	41.39 %	38.82 %	30.96 %	45.44 %	45.07 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.05 %	0.07 %	0.04 %	0.04 %	0.04 %
Non-accrual loans to total loans	0.57 %	0.63 %	0.65 %	0.62 %	0.52 %
Non-performing assets to total assets	0.51 %	0.55 %	0.60 %	0.56 %	0.47 %
Allowance for credit losses - loans to total loans held for investment	1.34 %	1.36 %	1.33 %	1.00 %	1.00 %
Allowance for credit losses - loans to non-performing loans	229.84 %	210.95 %	205.50 %	159.80 %	191.23 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*

11

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net income	$ 104,872	$ 110,720	$ 151,771	$ 82,645	$ 87,356
FDIC Loan Purchase - Gain on purchase	—	—	(92,397)		
FDIC Loan Purchase - Provision for credit losses	—	—	4,648		
Acquisition-related costs	2,554	2,719	2,780	2,790	2,779
Other costs	—	—	—	—	—
Income taxes	(699)	(784)	25,650	(839)	(704)
Adjusted earnings (non-GAAP)	$ 106,727	$ 112,655	$ 92,452	$ 84,596	$ 89,431
Average dilutive common shares outstanding	58,164,623	58,037,698	57,932,834	59,808,322	59,707,871
Diluted EPS	$ 1.80	$ 1.91	$ 2.62	$ 1.38	$ 1.46
FDIC Loan Purchase - Gain on Purchase	—	—	(1.59)		
FDIC Loan Purchase - Provision for credit losses	—	—	0.08		
Acquisition-related costs	0.04	0.05	0.05	0.05	0.05
Other costs	—	—	—	—	—
Income taxes	(0.01)	(0.02)	0.44	(0.02)	(0.01)
Adjusted EPS (Non-GAAP)	$ 1.83	$ 1.94	$ 1.60	$ 1.41	$ 1.50

We define "tangible book value", a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders' equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company's capital strength, financial condition, and ability to manage potential losses.

Below is a reconciliation of total stockholders' equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Common stockholders' equity	$ 2,290,596	$ 2,196,293	$ 2,078,224	$ 1,976,208	$ 1,917,159
Less: servicing rights, carried at fair value	28,924	28,130	28,043	29,338	25,443
Less: goodwill and intangible assets	141,769	144,324	146,793	149,572	152,149
Tangible common stockholders' equity (Non-GAAP)	$ 2,119,903	$ 2,023,839	$ 1,903,388	$ 1,797,298	$ 1,739,567
Common shares outstanding at end of period	56,894,565	57,079,429	56,898,377	58,503,976	58,943,035
Book value per common share	$ 40.26	$ 38.48	$ 36.53	$ 33.78	$ 32.53
Less: servicing rights, carried at fair value per common share	$ 0.51	$ 0.49	$ 0.49	$ 0.50	$ 0.44
Less: goodwill and other intangible assets per common share	$ 2.49	$ 2.53	$ 2.59	$ 2.56	$ 2.58
Tangible book value per common share (Non-GAAP)	$ 37.26	$ 35.46	$ 33.45	$ 30.72	$ 29.51

13 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information